Exhibit 99.1

Applied Digital Corporation Announces Upsize and Pricing of

$375 Million of Convertible Notes Offering

October 31, 2024

DALLAS, Oct. 31, 2024 (GLOBE NEWSWIRE) — Applied Digital Corporation (Nasdaq: APLD) (“Applied Digital” or the “Company”), a designer, builder, and operator of next-generation digital infrastructure designed for High-Performance Computing (HPC) applications, today announced the upsize and pricing of its offering of $375 million aggregate principal amount of 2.75% Convertible Senior Notes due 2030 (the “Convertible Notes”). The Convertible Notes will be sold in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Key Elements of the Transaction:

●	$375 million 2.75% Convertible Notes offering (32.5% conversion premium)

●	Capped call transactions entered into in connection with the pricing of Convertible Notes due 2030 with an initial cap price of $14.72 per share of common stock, which represents a 100% premium to the closing sale price of Applied Digital’s common stock on October 30, 2024

●	Share Repurchase Programs of approximately $84 million of shares of the common stock in connection with the offering, consisting of a prepaid forward repurchase (as described below) and concurrent share buyback

Applied Digital has granted the initial purchasers of the Convertible Notes an option to purchase, for settlement within a 13-day period beginning on, and including the date on which the Convertible Notes are first issued, up to an additional $75 million aggregate principal amount of the Convertible Notes. The offering is expected to close on November 4, 2024, subject to satisfaction of customary closing conditions.

Use of Proceeds:

The Company estimates that the aggregate net proceeds from the offering will be approximately $361.8 million (or approximately $434.5 million if the initial purchasers exercise in full their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company intends to use approximately $84 million of the net proceeds from the offering to fund share repurchases of the Company’s common stock (the “common stock”) in connection with the offering including (i) $52.7 million to fund the cost of entering into prepaid forward repurchase (as described below) and (ii) $31.3 million to repurchase shares of the Company’s common stock (the “common stock”), approximately $43.1 million of the net proceeds from the offering to pay the cost of the capped call transactions (as described below), and the remainder for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then the Company intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions.

Additional Details of the Convertible Notes:

The Convertible Notes will be senior unsecured obligations of the Company and will accrue interest at a rate of 2.75% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025. The Convertible Notes will mature on June 1, 2030, unless earlier repurchased, redeemed or converted in accordance with their terms. Prior to March 1, 2030, the Convertible Notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The Convertible Notes will be convertible into cash, shares of the common stock or a combination of cash and shares of the common stock, at the Company’s election, subject to certain restrictions. The conversion rate will initially be 102.5431 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $9.75 per share of the common stock). The initial conversion price of the Convertible Notes represents a premium of approximately 32.5% to the $7.36 closing price per share of the common stock on The Nasdaq Global Select Market on October 30, 2024. The conversion rate will be subject to adjustment in certain circumstances. In addition, upon conversion in connection with certain corporate events or a notice of redemption, the Company will increase the conversion rate.

The Company may not redeem the Convertible Notes prior to December 1, 2027. The Company may redeem for cash all or any portion of the Convertible Notes (subject to certain limitations), at its option, on or after December 1, 2027, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption to holders at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Holders of the Convertible Notes will have the right to require the Company to repurchase all or a portion of their Convertible Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Convertible Notes) at a cash repurchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to, but excluding the applicable repurchase date.

Share Repurchase Program of Prepaid Forward Repurchase and Concurrent Share Repurchases:

In connection with the pricing of the Convertible Notes, the Company entered into share repurchase programs consisting of a prepaid forward repurchase and a concurrent share buyback. Pursuant to the share repurchase programs, the Company will repurchase an aggregate of approximately $84 million of shares of the common stock through (i) privately negotiated transactions effected concurrently with the pricing of the Convertible Notes with respect to $31.3 million of shares of the common stock (with the purchase price per share of the common stock repurchased in such transactions equal to $7.36 closing price per share of the common stock on October 30, 2024) and (ii) a privately negotiated prepaid forward stock repurchase transaction (the “prepaid forward repurchase”) with one of the initial purchasers of the Convertible Notes (the “forward counterparty”) with respect to $52.7 million of shares of the common stock.

The initial aggregate number of shares of the common stock underlying the prepaid forward repurchase is approximately 7.2 million shares. In the event that the Company pays any cash dividends on its common stock, the forward counterparty will pay an equivalent amount to the Company. The prepaid forward repurchase is generally intended to facilitate privately negotiated derivative transactions, including swaps, between the forward counterparty or its affiliates and investors in the Convertible Notes, relating to shares of the common stock by which investors in the Convertible Notes will establish short positions relating to shares of the common stock and otherwise hedge their investments in the Convertible Notes. As a result, the prepaid forward repurchase is expected to allow the investors to establish short positions that generally correspond to (but may be greater than) commercially reasonable initial hedges of their investment in the Convertible Notes. In the event of such greater initial hedges, investors may offset such greater portion by purchasing shares of the common stock on the day the Company prices the Convertible Notes. Facilitating investors’ hedge positions by entering into the prepaid forward repurchase, particularly if investors purchase shares of common stock on the pricing date, could increase (or reduce the size of any decrease in) the market price of shares of the common stock and effectively raise the conversion price of the Convertible Notes. In connection with establishing its initial hedges of the prepaid forward repurchase, the forward counterparty or its affiliates generally expect to, but are not required to, enter into one or more derivative transactions with respect to shares of the common stock with the investors of the Convertible Notes concurrently with or after the pricing of the Convertible Notes.

The Company’s entry into the prepaid forward repurchase with the forward counterparty and the entry by the forward counterparty into derivative transactions in respect of the common stock with the investors of the Convertible Notes could have the effect of increasing (or reducing the size of any decrease in) the market price of the common stock concurrently with, or shortly after, the pricing of the Convertible Notes and effectively raising the conversion price of the Convertible Notes.

Neither the Company nor the forward counterparty will control how investors of the Convertible Notes may use such derivative transactions. In addition, such investors may enter into other transactions relating to the common stock or the Convertible Notes in connection with or in addition to such derivative transactions, including the purchase or sale of shares of the common stock. As a result, the existence of the prepaid forward repurchase, such derivative transactions and any related market activity could cause more purchases or sales of the common stock over the terms of the prepaid forward repurchase than there otherwise would have been had the Company not entered into the prepaid forward repurchase. Such purchases or sales could potentially increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of the common stock and/or the price of the Convertible Notes.

In addition, the forward counterparty or its affiliates may modify their hedge positions by entering into or unwinding one or more derivative transactions with respect to shares of the common stock and/or purchasing or selling shares of the common stock or other securities of the Company’s in secondary market transactions at any time following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes. These activities could also cause or avoid an increase or a decrease in the market price of the common stock or the Convertible Notes, which could affect the ability to convert the Convertible Notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of Convertible Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the Convertible Notes.

Capped Call Transactions:

In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The cap price of the capped call transactions is initially $14.72 per share of common stock, which represents a premium of 100% over the last reported sale price of the common stock of $7.36 per share on The Nasdaq Global Select Market on October 30, 2024, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers of the Convertible Notes exercise their option to purchase additional Convertible Notes, the Company expects to use a portion of the net proceeds from the sale of the additional Convertible Notes to enter into additional capped call transactions with the option counterparties.

The capped call transactions are generally expected to reduce potential dilution to the common stock upon conversion of any Convertible Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Convertible Notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the Company expects the option counterparties or their respective affiliates to purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the Convertible Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling shares of the common stock or other securities of the Company in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so on each exercise date for the capped call transactions or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the Convertible Notes). This activity could also cause or avoid an increase or decrease in the market price of the common stock or the Convertible Notes, which could affect holders of the Convertible Notes’ ability to convert the Convertible Notes and, to the extent the activity occurs following conversion of the Convertible Notes or during any observation period related to a conversion of the Convertible Notes, it could affect the amount and value of the consideration that holders of the Convertible Notes will receive upon conversion of such Convertible Notes.

The Convertible Notes and any shares of common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, securities laws of any other jurisdiction, and the Convertibles Notes and such shares of common stock may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Convertible Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Convertible Notes, nor shall there be any sale of the Convertible Notes or common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Applied Digital

Applied Digital (Nasdaq: APLD) develops, builds and operates next-generation data centers and cloud infrastructure. Different by design, the company’s purpose-built facilities are engineered to unleash the power of accelerated compute and deliver secure, scalable and sustainable digital hosting, along with turnkey CSaaS and GPU-as-a-Service solutions. Backed by deep hyperscale expertise and a robust pipeline of available power, Applied Digital accommodates AI Factories and beyond to support the world’s most exacting AI/ML, blockchain and high-performance computing (HPC) workloads.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds, the share repurchases and the anticipated terms of, and the effects of entering into, the capped call transactions and prepaid forward repurchase described above. These statements use words, and variations of words, such as “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “intend,” “hope,” “remain,” “project” and “predict.” You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third-party relationships. The Company may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Investor Relations Contacts

Matt Glover and Ralf Esper
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact

Buffy Harakidas, EVP and Jo Albers

JSA (Jaymie Scotto & Associates)

jsa_applied@jsa.net

(856) 264-7827

Source: Applied Digital Corporation

Released October 31, 2024